Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES FIRST QUARTER 2023 RESULTS

Seattle, WA – May 9, 2023 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed secured real estate finance company, today announced operating results for the quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

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Total revenue of $24.7 million.
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GAAP net income of $4.6 million, or $0.03 per diluted common share. Net income was impacted by one-time, merger-related expenses and impairment on the Company's real property owned (“REO”) of $4.9 and $1.0 million, respectively.
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Distributable earnings prior to realized loss on investments, of $13.7 million, or $0.10 per diluted common share.

First Quarter 2023 Loan Portfolio Highlights

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New originations and amendments of $6.1 million, with a weighted average loan-to-value of 56.9% at origination and weighted average yield of 13.8%.
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Interest income of $19.3 million and fee income of $4.6 million.

Default and REO Updates

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Total principal outstanding on loans in default status of $166.6 million, or $133.3 million net of current expected credit losses, on 41 loans as of March 31, 2023, with $11.3 million of estimated costs to complete the underlying assets.
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During the quarter, the Company had $3.0 million in payoffs related to loans in default, $43.9 million of loans that went into default, $106.6 million of defaulted loans that transferred into the REO portfolio and $3.3 million of REO that were sold. The increase in the REO portfolio was a result of the Company, in seeking to maximize the value of its real estate collateral, determining to complete construction or stabilize certain assets prior to ultimately liquidating them.
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The Company owned $191.3 million of REO as of March 31, 2023, and realized $1.0 million of impairments for the quarter.

Balance Sheet Activity and Liquidity

At March 31, 2023, the Company had cash and cash equivalents of $39.3 million and a $117.0 million undrawn credit facility, or $156.3 million in total liquidity. The Company had $356.6 million of unfunded loan commitments on balance sheet, of which $11.3 million relate to defaulted loans which the Company is not obligated to fund. Payoff pace remained stable throughout the quarter, with an average monthly run-rate of $25.0 million.

Dividend

On March 15, 2023, the Company’s Board of Directors (the "Board") declared a cash dividend of $0.035 per common share payable on April 14, 2023 to stockholders of record as of March 31, 2023, and on April 17, 2023, the Board declared a cash dividend of $0.035 per common share payable on May 15, 2023 to stockholders of record as of April 28, 2023.

The Board declared a cash dividend of $0.035 per common share on May 9, 2023 to stockholders of record as of May 24, 2023 payable on May 30, 2023 (the “May Dividend”). The May Dividend will be the final cash dividend paid by the Company assuming the completion of the merger with Ready Capital Corporation by June 1, 2023, as currently anticipated. There can be no assurance that the merger will be completed on the terms described or at all.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on the Company’s current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Factors that may cause actual results to vary from the Company’s forward-looking statements include, but are not limited to:

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mitigation of loan default rates and ability to timely resolve loans in contractual default status with positive economic outcomes;
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the adequacy of collateral securing the Company's loans and declines in the value of real estate property securing the Company's loans;
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the current and future health and stability of the economy and residential housing market;
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availability of origination and acquisition opportunities acceptable to the company;

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increased competition from entities engaged in construction lending activities;
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potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
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general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
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general and local commercial and residential real estate property conditions;
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changes in U.S. federal government policies;
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changes in U.S. federal, state and local governmental laws and regulations that impact the Company's business, assets or classification as a real estate investment trust;
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the Company's ability to pay, maintain or grow the dividend in the future;
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changes in interest rates;
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the availability of, and costs associated with, sources of liquidity;
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compliance with covenants contained in the Company's debt documents;
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the adequacy of the Company's policies, procedures and systems for managing risk effectively;
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the ability to manage future growth;
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changes in personnel and availability of qualified personnel;
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risks related to the Company's merger with Ready Capital Corporation, including that the merger will require significant time and resources, potentially diverting attention from the conduct of the Company's business, the potential adverse effect on the Company's operating results and business generally resulting from the merger, and the anticipated and unanticipated costs, fees, expenses and liabilities related to the merger; and
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other factors set forth in the Company's periodic filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company uses its website and social media channels as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of the Company’s website at https://ir.broadmark.com/investor-resources/investor-email-alerts/default.aspx. The contents of the Company’s website and social media channels are not, however, incorporated by reference into this press release.

About Broadmark Realty Capital

Broadmark is a specialty real estate finance company, providing financing solutions generally in the $2 to $75 million range per transaction. The company provides smart, reliable, rapid solutions across the entire debt capital stack, including senior, subordinate, and participation investments with fixed and floating rate structures available. Broadmark invests in a variety of new construction and existing properties across all asset classes throughout the United States, including hotel, industrial, medical, mixed-use, office, retail, self-storage, warehouse, multifamily, senior living, student housing, condos, larger scaled single-family, townhome, and multiplex. It has the competitive advantage of being an internally managed balance sheet lender, and the company’s proactive approach delivers dedicated in-house underwriting, asset management, loan servicing, and draw administration.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

media@broadmark.com

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$39,323	$54,964
Mortgage notes receivable, net	784,881	881,950
Interest and fees receivable, net	12,902	14,775
Investment in real property held for sale, net	36,096	24,516
Investment in real property held for use, net	155,207	63,382
Right-of-use assets	5,503	5,609
Other assets	5,538	6,311
Total assets	$1,039,450	$1,051,507

Liabilities and stockholders' equity
Senior unsecured notes, net	$97,932	$97,789
Dividends payable	4,612	4,654
Accounts payable and accrued liabilities	9,988	13,489
Lease liabilities	7,394	7,522
Total liabilities	119,926	123,454
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 131,750,308 and 131,645,145 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	131	131
Additional paid in capital	1,215,933	1,215,229
Accumulated deficit	(296,540)	(287,307)
Total stockholders' equity	919,524	928,053
Total liabilities and stockholders' equity	$1,039,450	$1,051,507

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenues:
Interest income	$19,264	$24,110
Fee income	4,572	5,763
Total interest and fee income	23,836	29,873
Real property revenue from operations	865	826
Total revenues	24,701	30,699

Expenses:
Compensation and employee benefits	4,322	5,078
General and administrative	3,221	3,186
Merger transaction related expenses	4,920	—
Real property operating expenses and depreciation	2,831	748
Interest expense	2,116	2,115
Total expenses	17,410	11,127

Impairment:
Provision for credit losses, net	1,701	1,747
Impairment of real property	1,004	—
Total impairment	2,705	1,747

Other (expense) income:
Change in fair value of warrant liabilities	—	(8)
Gain (loss) on sale of real property	(30)	257
Total other (expense) income	(30)	249

Income before provision for income taxes	4,556	18,074
Income tax provision	—	—
Net income	$4,556	$18,074
Earnings per common share:
Basic	$0.03	$0.14
Diluted	$0.03	$0.14
Weighted-average shares of common stock outstanding, basic and diluted:
Basic	131,727,381	132,769,876
Diluted	132,046,269	132,836,771

BROADMARK REALTY CAPITAL INC.

RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS

(in thousands, except for per share amounts)

Definition of Distributable Earnings

The Company has elected to present “distributable earnings” and “distributable earnings prior to realized loss on investments” as supplemental non-GAAP financial measures used by management to evaluate the Company’s operating performance. The Company defines distributable earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on the Company’s investments in real property; (ii) unrealized gains or losses on the Company’s investments (including provision for credit losses) and warrant liabilities; (iii) non-capitalized transaction-related and other one-time expenses; (iv) non-cash stock-based compensation; (v) depreciation and amortization including amortization of the Company's intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

During the three months ended March 31, 2023 and 2022, provision for credit losses, net was $1.7 and $1.7 million, respectively, which has been excluded from distributable earnings consistent with other unrealized gains (losses) pursuant to the Company’s policy for reporting distributable earnings. The Company expects to recognize such potential credit losses in distributable earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally upon charge-off of principal at the time of loan repayment or upon sale of real property owned by the Company and the amount of proceeds is less than the principal outstanding at the time of foreclosure.

Management believes that the adjustments to compute “distributable earnings” specified above allow investors and analysts to readily identify and track the operating performance of the Company’s assets, assist in comparing the operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business. Distributable earnings excludes certain recurring items, such as unrealized gains and losses (including provision for credit losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s primary operations for the reasons described herein. However, management has elected to also present distributable earnings prior to realized loss on investments because it believes the Company’s investors use such measure to evaluate and compare the performance of the Company and its peers. As such, distributable earnings and distributable earnings prior to realized loss on investments are not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

As a REIT, the Company is required to distribute annually to its stockholders at least 90% of its “REIT taxable income” (determined without regard to the dividends-paid deduction and excluding net capital gains) and to pay tax at regular corporate rates to the extent that it annually distributes less than 100% of such taxable income. Given these requirements and its belief that dividends are generally one of the principal reasons that stockholders invest in its common stock, the Company generally intends to attempt to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable earnings and distributable earnings prior to realized loss on investments are one of many factors considered by the Company’s board of directors in declaring dividends and, while not direct measures of taxable income, over time, the measures can be considered useful indicators of the Company’s dividends.

Distributable earnings and distributable earnings prior to realized loss on investments do not represent, and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of these measures may not be comparable to similarly entitled measures reported by other companies.

The table below is a reconciliation of distributable earnings to the most directly comparable GAAP financial measure:

	Three Months Ended
(dollars in thousands, except share and per share data)	March 31, 2023	March 31, 2022
Net income attributable to common stockholders	$4,556	$18,074
Adjustments for non-distributable earnings:
Stock-based compensation expense	905	985
Non-capitalized transaction and other transition expenses(1)	4,920	1,027
Change in fair value of warrant liabilities	—	8
Depreciation and amortization	601	219
Impairment of real property	1,004	—
Provision for credit losses, net	1,701	1,747
Distributable earnings prior to realized loss on investments:	$13,687	$22,060
Realized credit losses(2)	(1,051)	(2,451)
Distributable earnings:	$12,636	$19,609
Distributable earnings per diluted share of common stock prior to realized loss on investments	$0.10	$0.17
Distributable earnings per diluted share of common stock	$0.10	$0.15
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	131,727,381	132,769,876
Diluted	132,046,269	132,836,771

(1)
For the three months ended March 31, 2023, represents merger transaction related expenses. For the three months ended March 31, 2022, includes other expenses primarily related to the various costs associated with management succession, including executive search costs, as well as certain unusual repair and legal expenses incurred on held-for-sale real properties no longer under construction.
(2)
Represents credit losses recorded in the provision for credit losses and recognized in distributable earnings upon charge-off of principal at the time of loan repayment or upon sale of real property where proceeds received are less than the principal outstanding.